NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Gary D. Owens

Chairman, President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES CORPORATION PROVIDES FURTHER INFORMATION RELATING TO OFFICER COMPENSATION

Houston, Texas - February 4, 2013 - Geospace Technologies Corporation (NASDAQ: GEOS) today provided additional information relating to its officer compensation packages set forth below.

Explanatory Note: This supplement to the Proxy Statement dated January 3, 2013 (the "Proxy Statement") of Geospace Technologies Corporation (the "Company") is intended to correct and clarify information relating to the compensation due to certain named executive officers in the event of their termination described in the fourth full paragraph on page 28 of the Proxy Statement.

Under their employment agreements, if the employment of Mr. Thomas T. McEntire, Mr. Walter R. Wheeler, or Mr. Robbin B. Adams had been terminated on September 30, 2012, the terminated employee would have received the amount set forth in the table on page 28 of the Proxy Statement plus any relocation and indemnity payments to which he is entitled. However, Messrs. McEntire, Wheeler, and Adams would not receive a gross-up for any applicable "excess parachute payment" tax imposed by the Internal Revenue Code of 1986, as amended, nor are they contractually entitled to costs and legal fees incurred in connection with any dispute over their employment agreements. Only Mr. Owens and Mr. Sheen are entitled to a gross-up and to such costs and legal fees under their employment agreements.

Accordingly, the fourth full paragraph on page 28 of the Proxy Statement should be replaced with the text below:

If the employment of any of Messrs. Owens, Sheen, McEntire, Wheeler or Adams had been terminated on September 30, 2012, the terminated employee would have received the amount set forth in the table below in a lump sum payment plus any relocation and indemnity payments to which he is entitled. In the case of Mr. Owens and Mr. Sheen, the terminated employee additionally would be entitled to receive costs and legal fees incurred in connection with any dispute over his employment agreement, and a gross-up for any applicable "excess parachute payment" tax imposed by the Code.

Geospace Technologies Corporation designs and manufactures instruments and equipment used by the oil and gas industry in the acquisition and processing of seismic data as well as in reservoir characterization and monitoring activities. The company also designs and manufactures non-seismic products, including industrial products, offshore cables, thermal printing equipment and film.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, tensions in the Middle East and other factors disclosed under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.